UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2010

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 5, 2010, the shareholders of Seneca Foods Corporation (the “Company”) approved an amendment to the Company’s Certificate of Incorporation to delete Articles 10 thereto.  See Item 5.07 below.  In addition, the Board of Directors authorized an amendment to the Company’s Certificate of Incorporation to delete Section 4(d)(H) thereto that set forth the designation of the Company’s Convertible Participating Preferred Stock, Series 2006 (“Series 2006 Preferred Stock”).  As of June 7, 2010, all 1,025,220 shares the Series 2006 Preferred Stock have been converted into shares of the Company’s Class A common stock.  The Company filed a Restated Certificate of Incorporation with the Secretary of State of the State of New York on August 11, 2010, a copy of which is filed as Exhibit 3.1 hereto.

Item 5.07                      Submission of Matters to a Vote of Security Holders

On August 5, 2010, the Company held its Annual Meeting of Shareholders.  As of the record date established in connection with the Annual Meeting, the following shares of voting stock were issued and outstanding: (i) 9,572,709 shares of Class A common stock, $0.25 par value per share (“Class A Common Stock”); (ii) 2,162,922 shares of Class B common stock, $0.25 par value per share (“Class B Common Stock”); (iii) 200,000 shares of Six Percent (6%) Cumulative Voting Preferred Stock, $0.25 par value per share (“6% Preferred Stock”); (iv) 407,240 shares of 10% Cumulative Convertible Voting Preferred Stock - Series A, $0.25 stated value per share (“10% Series A Preferred Stock”); and (v) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, $0.25 stated value per share (“10% Series B Preferred Stock”).  Each share of Class B Common Stock, 10% Series A Preferred Stock, and 10% Series B Preferred Stock was entitled to one vote on each item submitted for consideration.  Each share of Class A Common Stock was entitled to one-twentieth (1/20) of one vote on each item submitted for consideration.  Each share of 6% Preferred Stock was entitled to one vote, but only with respect to the election of directors.

The following is a summary of the voting at the Annual Meeting:

Election of Directors:
At the Annual Meeting, John P. Gaylord, Susan A. Henry and Susan W. Stuart were elected directors of the Company, each to serve until the 2013 Annual Meeting.

Name	For	Withhold Authority	Broker Non-Votes
John P. Gaylord	2,936,078	14,308	412,423
Susan A. Henry	2,934,701	15,685	412,423
Susan W. Stuart	2,932,390	17,996	412,423

The Board of Directors is divided into three classes having staggered terms of three years each.  The terms of office of Robert T. Brady, G. Brymer Humphreys and Arthur S. Wolcott expire in 2011 and the terms of office of Arthur H. Baer, Kraig H. Kayser and Thomas Paulson expire in 2012.

Amendment of Certificate of Incorporation:

At the Annual Meeting, the shareholders approved an amendment to the Company's Certificate of Incorporation for the purpose of deleting Article 10 thereto.

For	Against	Abstentions
3,194,381	158	11,028

Ratification of Independent Registered Public Accounting Firm:

At the Annual Meeting, the shareholders voted to ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2011.

For	Against	Abstentions
3,199,457	228	5,882

Item 7.01	Regulation FD Disclosure

The Company announced that it has purchased the assets of Unilink, LLC from Pennsylvania Food Group, LLC and has purchased Lebanon Valley Cold Storage, LP and its subsidiary, Lebanon Valley Cold Storage, LLC, from its partners.  On August 10, 2010, the Company issued a press release on these acquisitions furnished as Exhibit 99.1, attached hereto.

Item 9.01	Financial Statements and Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

3.1	Restated Certificate of Incorporation of the Company
99.1	Press Release dated August 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           August 11, 2010

SENECA FOODS CORPORATION

By: /s/Jeffrey Van Riper
Jeffrey L. Van Riper
Vice President and Controller